As filed with the Securities and Exchange Commission on December 18, 2001
                                                     Registration No. 333-
                                                                           -----

===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                             GLOBESPAN VIRATA, INC.
             (Exact name of Registrant as specified in its charter)

                 Delaware                             75-2658218
         (State or other jurisdiction of           (I.R.S. employer
         incorporation or organization)            identification number)

                                100 Schulz Drive
                           Red Bank, New Jersey 07701
                    (Address of Principal Executive Offices)
                                  ------------

        AMENDED AND RESTATED VIRATA CORPORATION 1999 STOCK INCENTIVE PLAN
         VIRATA CORPORATION 1999 NON-EMPLOYEE DIRECTOR COMPENSATION PLAN
                 D2 TECHNOLOGIES, INC. TANDEM STOCK OPTION PLAN
                 INVERNESS SYSTEMS LTD. SHARE OPTION PLAN (1997)
                  AGRANAT SYSTEMS, INC. 1996 STOCK OPTION PLAN
                   EXCESS BANDWIDTH 1998 EQUITY INCENTIVE PLAN
                         each, as assumed by Registrant
                            (Full title of the Plans)

                                  ------------
                                 Richard Gottuso
                                100 Schulz Drive
                           Red Bank, New Jersey 07701
               (Name, address and telephone number, including area
                           code, of agent for service)
                                  ------------

                         CALCULATION OF REGISTRATION FEE
=====================================================================

                                                                    Proposed
                                                                    maximum      Proposed
                                                   Amount           offering      maximum             Amount of
Title of securities                                 to be             price per  aggregate          registration
to be registered                                registered (1)       share (2)  offering price         fee
-----------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value
issuable under:
   Amended and Restated Virata
   Corporation 1999 Stock Incentive
   Plan.....................................    15,641,854            $ 9.61     $150,240,504
   Virata Corporation 1999 Non-
   Employee Director Compensation
   Plan.....................................     2,011,100             10.74       21,591,192
   D2 Technologies, Inc. Tandem Stock
   Option Plan..............................       348,192              5.91        2,057,816
   Inverness Systems Ltd. Share Option
   Plan (1997)..............................       224,486              0.01            2,245
   Agranat Systems, Inc. 1996 Stock
   Option Plan..............................       322,004              6.36        2,044,724
   Excess Bandwidth 1998 Equity Incentive
   Plan.....................................        41,264              0.94           38,788
Total.......................................    18,588,900             $9.47     $175,975,270        $42,059(3)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Shares subject to options issuable pursuant to the Amended and Restated Virata Corporation 1999 Stock Incentive Plan, the Virata Corporation 1999 Non-Employee Director Compensation Plan, the D2 Technologies, Inc. Tandem Stock Option Plan, the Inverness Systems Ltd. Share Option Plan
         (1997), the Agranat Systems, Inc. 1996 Stock Option Plan and the Excess Bandwidth 1998 Equity Incentive Plan (collectively, the "Plans"), each assumed by the registrant as of December 14, 2001. Such maximum number of shares is subject to adjustment in certain events pursuant to each of the Plans. Accordingly, pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover an indeterminate number of additional shares of Common Stock, par value $.001 per share, of Registrant ("Registrant Common Stock") which become issuable under the Plans by reason of the operation of the provisions of the Plans governing such adjustments.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act, the fee is calculated as follows: (i) in the case of shares of Registrant Common Stock which may be purchased pursuant to the exercise of outstanding options which have heretofore been granted, the fee is calculated on the basis of the price at which such options may be exercised; and (ii) in the case of shares of Registrant Common Stock for which options have not yet been granted and the price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low prices of Registrant Common Stock as reported on the National Market System of the National Association of Securities Dealers Automated Quotation System (NASDAQ) as of the a date, December 14, 2001, within five business days prior to filing this Registration Statement.

(3) Pursuant to Rule 457(p) under the Securities Act, $17,155 of the registration fee has been previously paid pursuant to the Registrant's Registration Statement (File No. 333-72028) filed with the Securities and Exchange Commission (the "Commission") on October 22, 2001. The remaining fee of $24,904 is being paid simultaneously with this filing.
         -----------------------------------------------------------------------
         -----------------------------------------------------------------------

                                INTRODUCTORY NOTE

          On December 14, 2001, pursuant to an Agreement and Plan of Merger, dated as of October 1, 2001, by and among Registrant, Wine Acquisition Corp., a wholly owned subsidiary of Registrant, and Virata Corporation, Wine Acquisition Corp. was merged with and into Virata with Virata continuing as the surviving corporation and a wholly-owned subsidiary of Registrant. As a result of the merger, each issued and outstanding share of common stock, par value $.001 per share, of Virata was automatically converted into the right to receive 1.02 of a validly issued, fully paid and nonassessable shares of Registrant Common Stock. In addition, each option to purchase capital stock of Virata outstanding under the Plans, as listed on the cover page of this Registration Statement on Form S-8, was converted into an option to purchase Registrant Common Stock on the same terms and conditions provided that the number of shares subject to such option and its exercise price were adjusted to reflect the 1.02 exchange ratio. Except as provided above, the terms, vesting schedule, status as an "incentive stock option" under Section 422 of the Code, if applicable, and all other terms and conditions of the assumed options will otherwise continue unchanged.

          This Registration Statement has been prepared and filed with the Commission pursuant to and in accordance with the requirements of the General Instructions to Form S-8 for the purpose of effecting the registration under the Securities Act of the shares of Registrant Common Stock issuable upon exercise of the assumed options and any other options that may hereafter be issued pursuant to the Plans.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

          All information required by Part I to be contained in the prospectus is omitted from this Registration Statement on Form S-8 in accordance with Rule 428 under the Securities Act. Registrant will send or give documents containing the information to be specified in Part I of Form S-8 to employees as specified by Rule 428(b)(1). Registrant does not need to file these documents with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements under Rule 424 under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           Incorporation of Documents by Reference.

          There are hereby incorporated by reference herein the following documents which have been filed with the Commission:

          1. The Registrant's Annual Report filed on Form 10-K for the fiscal year ended December 31, 2000 as filed with the Commission on March 30, 2001.

          2. The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2001 as filed with the Commission on May 15, 2001.

          3. The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001 as filed with the Commission on August 14, 2001.

          4. The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2001 as filed with the Commission on November 14, 2001.

          5. The Registrant's Current Reports on Form 8-K and 8-K/A as filed with the Commission on May 4, 2001, May 15, 2001, May 23, 2001, October 2, 2001, November 15, 2001 and December 17, 2001.

          6. The Registrant's Registration Statement No. 000-26401 on Form 8-A filed with the Commission on June 16, 1999, together with all amendments thereto, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") in which there is described the terms, rights and provisions applicable to the outstanding Registrant Common Stock.

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

          Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  Description Of Securities

          Not applicable.


ITEM 5.  Interests Of Named Experts And Counsel.

          The validity of the Registrant Common Stock offered hereby has been passed upon for the Registrant by Reboul, MacMuarry, Hewitt, Maynard & Kristol.


ITEM 6.  Indemnification Of Directors And Officers.

          Section 102 of the Delaware General Corporation Law, or the DGCL, as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

          Section 145 of the DGCL provides, among other things, that the Registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of Registrant) by reason of the fact that the person is or was a director, officer, agent or employee of Registrant or is or was serving at Registrant's request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies
(a) if the person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if the person acted in good faith and in a manner he or she reasonably believes to be in the best interest, or not opposed to the best interest, of Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of Registrant as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in these actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his or her duties to Registrant, unless the court believes that in light of all the circumstances indemnification should apply.

          Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for these actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to these actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

          Registrant's Amended and Restated Certificate of Incorporation, as amended, includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director. Registrant's bylaws provide that: (i) it must indemnify its directors to the fullest extent permitted by the Delaware law; (ii) it may indemnify its officers, other employees and agents to the same extent that it indemnifies its directors; and (iii) it must advance expenses, as incurred, to its directors, and its officers, other employees or agents following authorization of indemnification of such officers, other employees or agents, in connection with a legal proceeding to the fullest extent permitted by the DGCL.

          The indemnification provisions contained in Registrant's certificate of incorporation and bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, Registrant may maintain insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of this status. The Registrant has also entered into indemnification agreements with its directors and executive officers, a form of which was attached as Exhibit 10.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-75173) and is incorporated herein by reference. These indemnification agreements provide the Registrant's directors and executive officers with further protection to the maximum extent permitted by the DGCL.


ITEM 7.      Exemption from Registration Claimed.

             Not applicable.

ITEM 8.      Exhibits.


Exhibit
Number       Description
-------      -----------

4.1 Instrument Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-26401 on Form 8-A, together with all amendments to that document, all of which are incorporated by reference into this document.

4.2*         Amended and Restated Virata Corporation 1999 Stock Incentive Plan

4.3*         Virata Corporation 1999 Non-Employee Director Compensation Plan

4.4*         D2 Technologies, Inc. Tandem Stock Option Plan

4.5*         Inverness Systems Ltd. Share Option Plan (1997)

4.6*         Agranat Systems, Inc. 1996 Stock Option Plan

4.7*         Excess Bandwidth 1998 Equity Incentive Plan

5.1* Opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol as to the legality of the securities being registered

23.1* Consent of Reboul, MacMurray, Hewitt, Maynard & Kristol (included in Exhibit 5.1).

23.2*        Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.3* Consent of Deloitte & Touche LLP, independent auditors, with respect to iCompression, Inc.

23.4* Consent of Ernst & Young LLP, independent auditors, with respect to T.sqware, Inc.

24.1* Power of Attorney (included in signature page to this Registration Statement).

---------------------
*     Filed herewith


ITEM 9.   Undertakings

     (a)  The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Red Bank, State of New Jersey on this 17th day of December, 2001.

                                      GLOBESPAN VIRATA, INC.


                                      By:/s/ ARMANDO GEDAY
                                         ------------------
                                      Armando Geday
                                      President and Chief Executive Officer


                                POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Armando Geday and Charles Cotton, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                                Title                   Date
    ----------                               -----                   ----

/s/ ARMANDO GEDAY                President, Chief Executive   December 17, 2001
----------------------------     Officer and Director
Armando Geday                    (Principal Executive Officer)

/s/ ROBERT MCMULLAN
----------------------------     Chief Financial Officer      December 17, 2001
Robert McMullan                  (Principal Financial and
                                 Accounting Officer)

/s/ CHARLES COTTON
---------------------------     Chairman of the Board         December 17, 2001
Charles Cotton                  of Directors

/s/ GARY BLOOM
---------------------------     Director                      December 17, 2001
Gary Bloom

/s/ JAMES COULTER
---------------------------     Director                      December 17, 2001
James Coulter

/s/ DIPANJAN DEB
--------------------------      Director                      December 17, 2001
Dipanjan Deb

/s/ HERMANN HAUSER
--------------------------      Director                      December 17, 2001
Hermann Hauser

/s/ JOHN MARREN
--------------------------      Director                      December 17, 2001
John Marren

/s/ GIUSEPPE ZOCCO
--------------------------      Director                      December 17, 2001
Giuseppe Zocco

                                  EXHIBIT INDEX

Exhibit
Number      Description
-------     -----------

4.1 Instrument Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-26401 on Form 8-A, together with all amendments to that document, all of which are incorporated by reference into this document.

4.2*        Amended and Restated Virata Corporation 1999 Stock Incentive Plan

4.3*        Virata Corporation 1999 Non-Employee Director Compensation Plan

4.4*        D2 Technologies, Inc. Tandem Stock Option Plan

4.5*        Inverness Systems Ltd. Share Option Plan (1997)

4.6*        Agranat Systems, Inc. 1996 Stock Option Plan

4.7*        Excess Bandwidth 1998 Equity Incentive Plan

5.1* Opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol as to the legality of the securities being registered

23.1* Consent of Reboul, MacMurray, Hewitt, Maynard & Kristol (included in Exhibit 5.1).

23.2*       Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.3* Consent of Deloitte & Touche LLP, independent auditors, with respect to iCompression, Inc.

23.4* Consent of Ernst & Young LLP, independent auditors, with respect to T.sqware, Inc.

24.1* Power of Attorney (included in signature page to this Registration Statement).


---------------------
*     Filed herewith